                                                                     EXHIBIT 2.1

                      AMENDMENT NO. 2 TO CREDIT AGREEMENT
                      -----------------------------------


          AMENDMENT NO. 2, dated as of May 1, 1998, to the Credit Agreement, dated as of November 21, 1997 (as amended from time to time, the "Credit
                                                                  ------
Agreement"), among (a) USTELECENTERS, INC., a Delaware corporation (the
---------
"Borrower"), (b) VIEW TECH, INC., a Delaware corporation (the "Parent Company"),
---------                                                      --------------
(c) IMPERIAL BANK and BANKBOSTON, N.A. (the "Banks"), and (d) IMPERIAL BANK, in
                                             -----
its capacity as Agent for the Banks and as Issuer with respect to Letters of Credit.

                                    RECITALS
                                    --------

          The Borrower, the Parent Company, the Banks and the Agent have agreed to amend certain of the provisions contained in the Credit Agreement, all as set forth in this Amendment No. 2 ("this Agreement").
                                --------------

          Accordingly, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1.  DEFINITIONS IN CREDIT AGREEMENT.  Unless otherwise defined
                   -------------------------------
herein, terms defined in the Credit Agreement are used herein as therein defined.

     SECTION 1.2.  AMENDED AND RESTATED DEFINED TERM.  Section 1.1 of the Credit
                   ---------------------------------   -----------
Agreement is amended by amending and restating the following defined term to read in its entirety as follows:

          "Adjusted Borrowing Base" means, as at any date, (a) the Borrowing
           -----------------------
     Base determined as at such date, less (b) $1,500,000.

     SECTION 1.3.  NEW DEFINED TERMS.  Section 1.1 of the Credit Agreement is
                   -----------------   -----------
amended by adding thereto each of the following new defined terms:

          "Agency Account Agreement" means, with respect to any depository or
           ------------------------
     other similar account maintained by a particular Obligor with an Agency Account Institution, the Agency Account Agreement, in or substantially in the form of Exhibit C to Amendment No. 2 (or in a form otherwise approved
                 ---------
     by the Agent), entered into by such Obligor with the

     Agent and such Agency Account Institution with respect to such depository or other similar account.

          "Agency Account Institution" means any financial institution (other
           --------------------------
     than Imperial Bank) which receives deposits directly or indirectly (whether as the result of an interim concentration of funds in depository accounts or otherwise) from or for the account of a particular Obligor.

          "Agency Account" means any depository or other similar account
           --------------
     maintained by a particular Obligor with an Agency Account Institution, the funds from which are periodically transferred, upon the terms contained in the Agency Account Agreement applicable thereto, to the Concentration Account of such Obligor with the Agent.

          "Approved Account" is defined in Section 9.2.14
           ----------------                --------------

          "Amendment No. 2" means Amendment No. 2, dated as of May 1, 1998,
           ---------------
     among the Borrower, the Parent Company, the Banks and the Agent, and upon the terms of which each of the parties to this Agreement has agreed to amend this Agreement.

          "Amendment No. 2 Effective Date" means May 1, 1998.
           ------------------------------

          "Concentration Account" means, with respect to a particular Obligor,
           ---------------------
     the depository account of such Obligor with the Agent under the control of the Agent for the benefit of the Banks and the Agent.

          "Controlled Disbursement Account" means, with respect to a particular
           -------------------------------
     Obligor, the controlled disbursement account maintained by such Obligor with the Agent.

          "Imperial Bank" means Imperial Bank, a bank organized under the laws
           -------------
     of the State of California.

          "Net Settlement Amount" means, in relation to any particular
           ---------------------
     Settlement pursuant to Section 3.11, the net amount (if any) shown by such
                            ------------
     Settlement to be owed by one Settling Party ("net payor") to another
                                                   ---------
     Settling Party ("net payee"), such net amount (if any) to be equal to the
                      ---------
     EXCESS OF (a) the Settlement Amount shown by such Settlement to be owed by
     ---------
     the net payor to the net payee, OVER (b) the Settlement Amount shown by
                                     ----
     such Settlement to be owed by the net payee to the net payor.

          "Obligors" means, collectively, the Borrower and the Parent Company;
           --------
     and "Obligor" means either of the Obligors.
          -------

          "Operating Account" means, with respect to a particular Obligor, any
           -----------------
     demand deposit account maintained by such Obligor with Imperial Bank or BankBoston.

          "Primary Operating Account" means, with respect to a particular
           -------------------------
     Obligor, the Operating Account of such Obligor with Imperial Bank identified on Exhibit A to Amendment No. 2 as the "Primary Operating
                   ---------
     Account" of such Obligor.

          "Settlement" means, in relation to the Agent and the Banks on or as of
           ----------
     any Settlement Date, (a) the determination on and as of such Settlement Date, in accordance with the provisions set forth in Section 3.11.1(a), of
                                                          -----------------
     (i) the Settlement Amount (if any) required to be paid by the Agent to each Bank for or on account of principal of Facility A Loans received and held by the Agent for and on behalf of the Banks pursuant to Section 3.10.1
                                                             --------------
     during the Settlement Reference Period ended on the day before such Settlement Date, (ii) the Settlement Amount (if any) required to be paid by each Bank to the Agent (for the Agent's own account) for or on account of principal of Facility A Loans advanced by the Agent for and on behalf of the Banks pursuant to Section 3.1.3 during such Settlement Reference
                           -------------
     Period, and (iii) the Settlement Amount (if any) required to be paid by one Bank to another Bank in order to cause each Bank's actual share of the aggregate outstanding principal amount of all Facility A Loans (determined on and as of such Settlement Date) to be equal to each Bank's Percentage (determined as of such Settlement Date) of such aggregate outstanding principal amount of all Facility A Loans, in any case where, prior to the payment of such Settlement Amount, the actual share is not so equal, (b) the determination on and as of such Settlement Date, in accordance with the provisions set forth in Section 3.11.1(b), of the Net Settlement Amount (if
                             -----------------
     any) required to be paid by any Settling Party to another Settling Party, and (c) the payment of Net Settlement Amounts by Settling Parties to other Settling Parties on and as of such Settlement Date pursuant to and in compliance with Section 3.11.1(c).
                     -----------------

          "Settlement Amount" is defined in Section 3.11.1(a).
           -----------------                -----------------

          "Settlement Date" means each of (a) the Drawdown Date relating to any
           ---------------
     Loan Request for a Facility A Loan, (b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, and (c) the Business Day immediately following the day on which the Agent shall receive from any of the Principal Companies or Banks a written notice of the existence of any Event of Default.

          "Settlement Reference Period" means the period beginning on a
           ---------------------------
     Settlement Date and ending on the day before the next Settlement Date.

          "Settling Parties" means, for all purposes of Section 3.11 and any
           ----------------                             ------------
     Settlement hereunder, collectively, the Agent and the Banks; and "Settling
                                                                       --------
     Party" means any one of the Settling Parties.
     -----

                                  ARTICLE II

                                  AMENDMENTS
                                  -----------

     Effective on and as of May 1, 1998 ("Effective Date"), and subject always
                                          --------------
in any event to the provisions of Article III, the Credit Agreement is hereby
                                  -----------
amended in each of the following respects:

     SECTION 2.1.  DAILY BORROWINGS OF FACILITY A LOANS.  Section 3.1 of the
                   ------------------------------------   -----------
Credit Agreement is hereby amended by adding the following new Section 3.1.3
                                                               -------------
immediately after Section 3.1.2 of the Credit Agreement:
                  -------------

               SECTION 3.1.3.  DAILY BORROWINGS OF FACILITY A LOANS.
                               ------------------------------------

               (a) Notwithstanding the notice and minimum amount requirements set forth in Section 3.1.1(a), and notwithstanding the requirement set
                       ----------------
          forth in Section 7.2.3 to calculate and confirm the Borrowing Base as
                   -------------
          of the Drawdown Date of each Facility A Loan, the Agent shall from time to time, for and on behalf of each Bank pro rata in accordance
                                                       --------
          with its Percentage thereof, make Facility A Loans to the Borrower by entry of credits to the Controlled Disbursement Account of each Obligor to cover checks or other items or charges which such Obligor has drawn or made against such Controlled Disbursement Account or to cause payment of principal, interest, fees or other charges due and payable by such Obligor under the Loan Documents. Each of the Borrower, the Parent Company and the Banks hereby irrevocably requests and authorizes the Agent to make such Facility A Loans to the Borrower from time to time pursuant to this Section 3.1.3(a) by means of
                                             ----------------
          appropriate entries of such credits sufficient to cover any such checks, items and other charges then presented.

               (b) Each of the Obligors acknowledges and agrees that, except as otherwise expressly provided below in this Section 3.1.3(b), the
                                                     ----------------
          making of such Facility A Loans pursuant to Section 3.1.3(a) shall, in
                                                      ----------------
          each case, be subject in all respects to the provisions of, including, without limitation, the applicable conditions precedent contained in, this Agreement as if each of such Facility A Loans were Facility A Loans covered by a Loan Request, including, without limitation, the limitations set forth in Section 2.1(a) and the requirement that the
                                   --------------
          applicable provisions of Section
                                   -------

          7.2 be satisfied.  The parties hereto agree that the making of such
          ---
          Facility A Loans pursuant to Section 3.1.3(a) shall not be subject to
                                       ----------------
          the requirements contained in Section 3.1.1 and shall not be subject
                                        -------------
          to the satisfaction of the conditions precedent set forth in Section
                                                                       -------
          7.2.2. or Section 7.2.3.
          ------    --------------

               (c) Each of the Obligors agrees with the Banks and the Agent that the making of each Facility A Loan pursuant to Section 3.1.3(a) shall
                                                         ----------------
          constitute the representation and warranty of such Obligor that each of the applicable conditions contained in Sections 7.2.1, 7.2.4 and
                                                    --------------  -----
          7.2.5 have been satisfied before giving effect to such Facility A Loan
          -----
          and will, after giving effect to such Facility A Loan, also be satisfied. All actions taken by the Agent from time to time pursuant to the provisions of Section 3.1.3(a) shall be conclusive and binding
                               ----------------
          on the Borrower, the Parent Company and the Banks, in each case absent the Agent's gross negligence or willful misconduct. Each Bank shall, in connection with Settlement on each Settlement Date, be obligated to provide to the Agent, in the manner contemplated and provided by
          Section 3.11.1, such Bank's Percentage of each Facility A Loan
          --------------
          advanced by the Agent during the Settlement Reference Period ended on the day before such Settlement Date.

               (d) The Borrower absolutely and unconditionally understands and agrees that each Facility A Loan so made pursuant to Section 3.1.3(a)
                                                               ----------------
          by entry of credits to the Controlled Disbursement Account of the Parent Company shall, for all purposes of this Agreement and the other Loan Documents, be treated as and deemed to be a Facility A Loan made directly to the Borrower.

               (e) Without limitation of the Obligations of the Obligors under
          Section 9.1.1(c)(iii), which Obligations remain unaltered, the
          ---------------------
          Obligors hereby further agree to furnish to the Agent from time to time upon the Agent's request therefor a Borrowing Base Report confirming the Borrowing Base calculations as of such date or dates as may be specified by the Agent.

     SECTION 2.2.  DEPOSITORY ARRANGEMENTS; SETTLEMENT; ETC.  Article III of the
                   ----------------------------------------   -----------
Credit Agreement is hereby amended by adding the following new Section 3.10 and
                                                               ------------
Section 3.11 immediately after Section 3.9 of the Credit Agreement:
------------                   -----------

               SECTION 3.10.  DEPOSITORY ARRANGEMENTS.
                              -----------------------

               SECTION 3.10.1.  THE DEPOSITORY ARRANGEMENTS, ETC.
                                --------------------------------

               (a) Each Obligor will, from and after the Amendment No. 2 Effective Date,

                    (i) maintain a separate Controlled Disbursement Account with the Agent,

                    (ii) maintain a separate Primary Operating Account with Imperial Bank,

                    (iii) maintain a separate Concentration Account with and
               under the control of the Agent,

                    (iv) direct each Agency Account Institution, pursuant to the Agency Account Agreements to which it is a party (whereby such Agency Account Institution shall, among other things, waive all rights of set-off, other than for service charges and returns incurred in connection therewith), to cause all funds held by such Agency Account Institution in its Agency Accounts to be transferred daily (or with such other frequency as the Agent shall request) to, and only to, the Agent for deposit in such Obligor's Concentration Account, and

                    (v) upon the Agent's request after the occurrence of any Default or Event of Default, direct all of its account debtors and obligors on instruments and other obligors of such Obligor to make all payments due or to become due to such Obligor directly to such Obligor's Concentration Account.

          If, at any time from and after the Amendment No. 2 Effective Date, an Obligor receives any cash proceeds or cash payments in respect of any of the Collateral, whether in the form of money, checks or otherwise, such Obligor will hold such cash proceeds or payments in trust for the benefit of the Agent and the Banks and turn such cash proceeds or payments promptly over to the Agent in the identical form received by deposit to such Obligor's Concentration Account.

               (b) The Agent shall, for each Obligor and such Obligor's Concentration Account,

                    (i) with respect to all funds and cash proceeds in the form of money, checks and like items received in such Concentration Account, on the same Business Day on which the Agent determines that good collected funds have been received, and prior to the final collection of good collected funds, on a provisional basis until such final collection,

                    (ii) with respect to all funds and cash proceeds in the form of a wire transfer received in such Concentration Account, on the same Business Day as the Agent's receipt of such amounts (or on such later date as the Agent determines that good collected funds have been received), and

                    (iii) with respect to all funds and cash proceeds in the form of an automated clearing house transfer received in such Concentration Account, on the next Business Day following the Agent's receipt of such amounts (or on such later date as the Agent determines that good collected funds have been received), in each case, (A) receive for and on behalf of the Banks for immediate application to the aggregate principal amount of the Facility A Loans then outstanding all such funds and cash proceeds which were deposited to such Concentration Account, and hold all of such funds and cash proceeds so received and applied for and on behalf of the Banks until the next Settlement, and (B) so long as no Default or Event of Default shall be then continuing, cause any excess to be credited to the Primary Operating Account of such Obligor with Imperial Bank (subject always to the limitations of Section 9.2.14). During the continuance
                                       --------------
          of any Default or Event of Default, the Agent may, from time to time in the Agent's discretion, retain any or all of such excess to pay any Obligations then due and payable and to provide cash collateral for any Obligations not then due and payable, with the Agent causing any surplus, subject to the rights of any other persons entitled thereto, to be credited to the Primary Operating Account of such Obligor with Imperial Bank (subject always to the limitations of Section 9.2.14).
                                                              --------------
          For the purposes of the foregoing provisions of this paragraph (b),
                                                               -------------
          the Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Agent before 1:00 p.m., San Jose time, on such day. Each of the Obligors further acknowledges and agrees that any such provisional credit by the Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items.

               (c) The Agent shall, in connection with Settlement on each Settlement Date, be obligated to provide to each Bank, in the manner contemplated and provided by Section 3.11.1, such Bank's Percentage of
                                       --------------
          the principal of the Facility A Loans repaid pursuant
          to Section 3.10.1 during the Settlement Reference Period ended on the
             --------------
          day before such Settlement Date. The parties hereto agree that repayment and prepayment of principal of the Facility A Loans from time to time pursuant to the provisions of this Section 3.10.1 shall
                                                          --------------
          not be subject to the notice and minimum amount requirements set forth in Section 3.3.2(a).
             ----------------

               SECTION 3.10.2.  FEES AND EXPENSES; ETC.  Each Obligor agrees to
                                ----------------------
          pay to the Agent, upon demand, any and all reasonable fees, costs and expenses which the Agent shall charge or otherwise incur from time to time in connection with (a) the Agent's provision of the cash management services contemplated by this Agreement, (b) opening and maintaining the Concentration Accounts, Controlled Disbursement Accounts and Primary Operating Accounts, or (c) the depositing for collection by the Agent of any check or other item of payment. Absent gross negligence or willful misconduct by the Agent, each Obligor, jointly and severally, agrees to indemnify the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any loss, cost or expense sustained or incurred by the Agent or by any of the Banks on account of any claims of third parties arising in connection with the Agent's operation of the Concentration Accounts, Controlled Disbursement Accounts or Primary Operating Accounts.

               SECTION 3.11.  SETTLEMENT, ETC.
                              ----------------

               SECTION 3.11.1.  SETTLEMENT AND FUNDING PROCEDURES.
                                ---------------------------------

               (a) On each Settlement Date, the Agent shall, prior to 11:00 a.m., San Jose time, determine each of the following amounts (each, a "Settlement Amount"):
           -----------------

                    (i) the sum for each Bank of (A) the amount (if any) required to be paid by the Agent to such Bank for or on account of principal of Facility A Loans received and held by the Agent for and on behalf of the Banks pursuant to Section 3.10.1 during
                                                          --------------
               the Settlement Reference Period ended on the day before such Settlement Date, plus (B) interest payable by the Agent to such
                                ----
               Bank calculated on the basis of such Bank's Percentage of principal of Facility A Loans repaid with funds so received by the Agent, such interest to accrue on such principal at an annual rate equal to the daily average Federal Funds Rate plus 1/2% from the date of repayment of such principal to and including the day before such Settlement Date;

                    (ii) the sum for each Bank of (A) the amount (if any) required to be paid by such Bank to the Agent (for the Agent's own account) for or on account of principal of Facility A Loans advanced by the Agent for and on behalf of the Banks pursuant to
               Section 3.1.3 during the Settlement Period ended on the day
               -------------
               before such Settlement Date, plus (B) interest payable by such
                                            ----
               Bank to the Agent calculated on the basis of such Bank's Percentage of each Facility A Loan so advanced, such interest to accrue on such Bank's Percentage of such Facility A Loan at an annual rate equal to the daily average Federal Funds Rate plus 1/2% from the date of advance to and including the day before such Settlement Date; and

                    (iii) the amount (if any) required to be paid by one Bank
               to another Bank in order to cause each Bank's actual share of the aggregate outstanding principal amount of all Facility A Loans (determined on and as of such Settlement Date) to be equal to each Bank's Percentage (determined as of such Settlement Date) of such aggregate outstanding principal amount of all Facility A Loans, in any case where, prior to the payment of such Settlement Amount, the actual share is not so equal.

               (b) On each Settlement Date, the Agent shall, not later than 11:00 a.m., San Jose time, also determine the Net Settlement Amount (if any) required to be paid by each Settling Party to another Settling Party, undertake to complete a Settlement with respect to each Settling Party for the immediately preceding Settlement Reference Period and give telephonic or facsimile notice (i) to each of the Banks and the Obligors of the principal amount of each of the Facility A Loans made by the Agent for and on behalf of the Banks during the immediately preceding Settlement Reference Period, (ii) to each of the Banks and the Obligors of the principal amount of each of the Facility A Loans received and held by the Agent for and on behalf of the Banks during such Settlement Reference Period, (iii) to each of the Banks of the Settlement Amount (if any) owed by each Settling Party to each other Settling Party as determined by the Agent for such Settlement, and (iv) to each of the Banks of the Net Settlement Amount (if any) required to be paid by each Settling Party to each other Settling Party in order to effect and complete a Settlement on and as of such Settlement Date.

               (c) A statement of the Agent submitted to each of the Banks with respect to each (if any) Net Settlement Amount owing by any Settling Party to another Settling Party under this Section
                                                     -------

          3.11.1 in connection with each Settlement shall be prima facie
          ------                                             -----------
          evidence thereof. Each Settling Party shall, not later than 1:00 p.m., San Jose time, on each Settlement Date, pay, by wire transfer of immediately available funds, the Net Settlement Amount required to be paid by such Settling Party to another Settling Party in connection with the completion of Settlement on such Settlement Date.

               SECTION 3.11.2.  ADVANCES BY AGENT, ETC.  The Agent shall, unless
                                ----------------------
          notified in writing to the contrary by any Bank prior to the making of any particular Facility A Loan pursuant to Section 3.1.3(a), be
                                                     ----------------
          entitled conclusively to presume that the Agent is authorized by such Bank to advance such Bank's Percentage of such Facility A Loan. In reliance upon such presumption, the Agent shall be held harmless by such Bank for making available such Bank's Percentage of each such Facility A Loan to the Borrower pursuant to and as contemplated by
          Section 3.1.3(a).  To the extent of any inconsistency between the
          ----------------
          provisions contained in the last three sentences of Section 3.7.1 and
                                                              -------------
          the provisions of Section 3.11.1, the provisions of Section 3.11.1
                            --------------                    --------------
          shall be controlling.

     SECTION 2.3.  LIMITATIONS ON FUNDING OPTIONS FOR FACILITY A LOANS.  Section
                   ---------------------------------------------------   -------
4.4.2 of the Credit Agreement is hereby amended by adding the following new
-----
sentence to such Section 4.4.2 immediately after the first sentence thereof:
                 -------------

          "Anything herein to the contrary notwithstanding, no portion of the outstanding principal amount of any Facility A Loan may, at any time on or after the Amendment No. 2 Effective Date, be continued as, or converted into, any Eurodollar Loans."

     SECTION 2.4.  COVENANTS REGARDING BANK ACCOUNTS.  Section 9.2 of the Credit
                   ---------------------------------   -----------
Agreement is hereby amended by adding the following new Section 9.2.14
                                                        --------------
immediately after Section 9.2.13 of the Credit Agreement:
                  --------------

               SECTION 9.2.14.  BANK ACCOUNTS, ETC.  Each Obligor covenants and
                                ------------------
          agrees with the Agent and the Banks that, from and after the Amendment No. 2 Effective Date and until all of the Commitments have terminated and all of the Obligations have been paid in full, such Obligor will not for any reason or under any circumstances: (a) establish or maintain any bank accounts other than the Controlled Disbursement Account of such Obligor, the Primary Operating Account of such Obligor and the other bank accounts of such Obligor identified on Exhibit A to
                                                                    ---------
          Amendment No. 2 (each bank account of each Obligor identified on Exhibit A (as amended from time to time) being herein referred to as
          ---------
          an

          "Approved Account"), (b) breach in any respect any of its obligations
           ----------------
          under any Agency Account Agreement, (c) deposit into, or otherwise maintain on deposit in, any "Operating Account" of such Obligor identified on Exhibit A to Amendment No. 2 any amounts in excess of
                        ---------
          the amounts necessary to pay current obligations of such Obligor, (d) at any time deposit into any "Operating Account" of such Obligor identified on Exhibit A to Amendment No. 2 any amounts other than
                        ---------
          proceeds of Facility A Loans or funds transferred from such Obligor's Controlled Disbursement Account or Concentration Account as permitted by Section 3.10.1, or (e) at any time deposit into, or otherwise
             --------------
          maintain or deposit in, any bank account any funds or cash proceeds unless such bank account is an Approved Account of such Obligor. Each Obligor will, within thirty days after the Amendment No. 2 Effective Date, make subject to an Agency Account Agreement each bank account of such Obligor identified on Exhibit A to Amendment No. 2 as an Agency
                                     ---------
          Account, which Agency Account Agreement shall have been duly and properly executed and delivered to the Agent by such Obligor and the financial institution with which such bank account has been established. The execution and delivery by each Obligor of each such Agency Account Agreement shall have been duly authorized by resolutions, in or substantially in the form set forth in Exhibit B to
                                                                    ---------
          Amendment No. 2, duly adopted by the Board of Directors of such Obligor.

                                  ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------

     Each of the amendments to the Credit Agreement set forth in Article II of
                                                                 ----------
this Agreement shall be effective and in full force and effect on and as of and from and after the Effective Date, provided that each of the following
                                   --------
conditions precedent shall first be satisfied:

     SECTION 3.1.  AGREEMENT.  The Agent shall have received counterparts of
                   ---------
this Agreement duly executed by each of the Borrower and the Parent Company and also by each of the Banks.

     SECTION 3.2.  REPRESENTATIONS AND WARRANTIES.  Each of the representations
                   ------------------------------
and warranties made by the Borrower and the Parent Company pursuant to this Agreement shall be true and correct in all material respects on and as of the Effective Date with the same full force and effect as if made and repeated on and as of such date.

     SECTION 3.3.  REIMBURSEMENT OF COSTS AND EXPENSE.  The Borrower and the
                   ----------------------------------
Parent Company shall have paid in full all of the reasonable out-of-pocket costs and expenses (including all of the reasonable fees and disbursements of special counsel to the Agent incurred during the period from November 22, 1997 through the Effective Date) payable by the Borrower and the Parent Company pursuant to Section 13.3 of the Credit Agreement and for which
                           ------------
invoices shall have been submitted to the Borrower and the Parent Company on or prior to the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Each of the Borrower and the Parent Company represents and warrants to the Agent and the Banks as follows:

     SECTION 4.1.  REPRESENTATIONS IN LOAN DOCUMENTS.  Each of the
                   ---------------------------------
representations and warranties made by or on behalf of each of the Principal Companies to the Agent and the Banks in the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, except (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement), and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

     SECTION 4.2.  CORPORATE AUTHORITY, ETC.  The execution and delivery by each
                   -------------------------
of the Principal Companies of this Agreement and the performance by each of the Principal Companies of their respective agreements and obligations under this Agreement have been duly and properly authorized by all necessary corporate or other action on the part of each of the Principal Companies, and do not and will not conflict with, result in any violation of, or constitute any default under,
(a) any provision of any Governing Document of any Principal Company, (b) any Contractual Obligation of any Principal Company, or (c) any Applicable Law.

     SECTION 4.3.  VALIDITY, ETC.  This Agreement has been duly executed and
                   -------------
delivered by each of the Principal Companies and constitutes the legal, valid and binding obligation of each of the Principal Companies, enforceable against each of the Principal Companies in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. Each of the Principal Companies hereby ratifies and confirms in all respects all of the Obligations as modified hereby.

     SECTION 4.4.  NO DEFAULTS.  After giving effect to this Agreement, no
                   -----------
Defaults or Events of Default will be continuing under the Credit Agreement.

     SECTION 4.5.  BANK ACCOUNTS.  Exhibit A to this Agreement identifies each
                   -------------   ---------
bank account of each Obligor which has been opened or established by such Obligor with any financial institution (wherever located) at any time on or prior to the date hereof and which remains open on or as of the date hereof.

                                   ARTICLE V

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

     SECTION 5.1.  NO OTHER CHANGES.  Except as otherwise expressly provided by
                   ----------------
this Agreement, all of the terms, conditions and provisions of the Credit Agreement, and all rights and remedies of the Agent and the Banks thereunder, shall remain unaltered. In particular, and without limitation of the understanding and agreement of the parties hereto contained in the immediately preceding sentence, each of the Obligors expressly understands and agrees that the mandatory prepayment provisions contained in Section 3.3.5 and the
                                                 -------------
requirement to furnish Borrowing Base Reports contained in Section 9.1.1(c)(iii)
                                                           ---------------------
remain in full force and effect without waiver or alteration.

     SECTION 5.2.  OTHER PROVISIONS.  This Agreement is a Loan Document for all
                   ----------------
purposes of the Credit Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of the State of California. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE CREDIT AGREEMENT to be executed and delivered by their respective authorized officers as of the date first above written.



                                 THE BORROWER:
                                 ------------

                                 USTELECENTERS, INC.


                                 By:   /s/ Angelo P. Gentile
                                    -----------------------------------------
                                     Name:  Angelo P. Gentile
                                     Title: Vice President of Finance

                                 THE PARENT COMPANY:
                                 ------------------

                                 VIEW TECH, INC.


                                 By:   /s/ Angelo P. Gentile
                                    -----------------------------------------
                                     Name:  Angelo P. Gentile
                                     Title: Vice President of Finance


                                 THE BANKS:
                                 ---------

                                 IMPERIAL BANK, INDIVIDUALLY AS A BANK AND AS
                                 AGENT


                                 By:   /s/ Paula J. Barysauskas
                                    -----------------------------------------
                                     Name:  Paula J. Barysauskas
                                     Title: Vice President


                                 BANKBOSTON, N.A.


                                 By:   /s/ Frank Gianino
                                    -----------------------------------------
                                     Name:  Frank Gianino
                                     Title: Vice President